Exhibit 23.1









                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


 Board of Directors
Amerihost Properties, Inc.:

We consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-3 (file nos. 33-72742 and 33-32333) and on Form S-8 (file no. 33-32331) of our report dated February 28, 2001 relating to the December 31, 2000 consolidated financial statements of Amerihost Properties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.










                                                         KPMG LLP








Chicago, Illinois
March 16, 2001